                                                              Exhibit (d)(1)(ii)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                       ING VP EMERGING MARKETS FUND, INC.

                                       AND

                              ING INVESTMENTS, LLC

SERIES                                ANNUAL INVESTMENT MANAGEMENT FEE
------                                --------------------------------
                               (as a percentage of average daily net assets)
ING VP Emerging Markets Fund                       0.85%